UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2020

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (Commission    (IRS Employer

jurisdiction        File Number)   Identification No.)

of incorporation)

Main and Franklin Streets, Johnstown, PA  15901

(address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title Of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock	ASRV	The NASDAQ Stock Market LLC
8.45% Beneficial Unsecured Securities, Series A (AmeriServ Financial Capital Trust I)	ASRVP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter).

Emerging growth company ( )

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ( )

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL, Inc. (the "Registrant") announced third quarter and first nine months of 2020 results through September 30, 2020.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Item 8.01 Other events.

On October 20, 2020, the Registrant issued a press release announcing that its Board of Directors declared a $0.025 per share quarterly common stock cash dividend.  The cash dividend is payable November 16, 2020 to shareholders of record on November 2, 2020.  The press release, attached hereto as Exhibit 99.1, is incorporated herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1  Press release dated October 20, 2020, announcing third quarter and first nine months of 2020 earnings through September 30, 2020 and quarterly common stock cash dividend.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: October 20, 2020

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE THIRD QUARTER AND FIRST NINE MONTHS OF 2020 AND ANNOUNCES QUARTERLY COMMON STOCK CASH DIVIDEND

JOHNSTOWN, PA - AmeriServ Financial, Inc. (NASDAQ: ASRV) reported third quarter 2020 net income of $1,078,000, or $0.06 per diluted common share.  This earnings performance was a $611,000, or 36.2%, decrease from the third quarter of 2019 when net income totaled $1,689,000, or $0.10 per diluted common share.  For the nine-month period ended September 30, 2020, the Company reported net income of $3,906,000, or $0.23 per diluted common share.  This represents a 25.8% decrease in earnings per share from the nine-month period of 2019 when net income totaled $5,359,000, or $0.31 per diluted common share.  The following table highlights the Company’s financial performance for both the three and nine month periods ended September 30, 2020 and 2019:

	Third Quarter 2020	Third Quarter 2019	Nine Months Ended September 30, 2020	Nine Months Ended September 30, 2019

Net income	$1,078,000	$1,689,000	$3,906,000	$5,359,000
Diluted earnings per share	$ 0.06	$ 0.10	$0.23	$ 0.31

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the 2020 third quarter financial results: “Our community bank customer-focused business model and conservative risk management posture has served us well so far in 2020 as our Company has experienced record levels of both loans and deposits while dealing with the challenges presented by the COVID-19 pandemic.  The decline in earnings between years is due to our decision to further strengthen our allowance for loan losses given the economic uncertainty resulting from the pandemic.  Additionally, over 32% of our total revenue in the third quarter of 2020 came from non-interest income sources which included record contributions from our strong wealth management business and active residential mortgage operation.  Overall, I am pleased with how the AmeriServ team has served our communities with consistent, safe and uninterrupted access to banking services and personalized financial guidance and advice during this pandemic.”

The Company's net interest income in the third quarter of 2020 increased slightly by $27,000, or 0.3%, from the prior year's third quarter and, for the first nine months of 2020, increased by $533,000, or 2.0%, when compared to the first nine months of 2019.  The Company’s net interest margin of 2.97% for the third quarter of 2020 and 3.16% for the nine-month timeframe was 21 basis points lower than last year’s third quarter results and was 8 basis points lower when compared to the first nine months of 2019.  Third quarter 2020 results were indicative of the slow economic recovery currently being experienced due to the uncertainty that exists from the pandemic and the upcoming Presidential election.  Although demonstrating increasing strength late in the third quarter, the economic uncertainty resulted in slow commercial loan demand, which has an unfavorable impact on our business model since commercial loans comprise approximately 73% of our total loan portfolio.  The slow loan demand combined with the low Federal Reserve managed interest rates continues to pressure earning asset margins and, along with an increased loan loss provision, more than offset a higher level of non-interest income and resulted in a lower earnings performance for both time periods in 2020.  The Company’s balance sheet experienced robust growth during the second quarter of 2020 as a result of AmeriServ’s participation in the Small Business Administration’s 100% guaranteed Paycheck Protection Program (PPP) and the impact of other government sponsored initiatives established to stimulate the economy.  The higher level of loans and deposits that resulted from these government sponsored programs remained on the balance sheet throughout the third quarter.  As a result, the average balance of total interest earning assets for both the third quarter of 2020 and the nine-month year to date time periods is higher compared to the same time periods in 2019.  Growth in total loans and short-term investments more than offset total investment securities decreasing.  The higher level of average earning assets was primarily attributable to approximately $68 million of PPP loans that have an interest rate of 1.0% and approximately $40 million of short-term investments which earned 0.5% during the third quarter.  These low earning assets further contributed to the pressure being experienced on earning asset margins, which are already unfavorably impacted by the low interest rate environment.  Excluding the low yielding PPP loans from the net interest margin calculation for the 2020 third quarter would result in the net interest margin percentage being 9 basis points higher and averaging 3.06%(1).  Both non-interest and interest bearing deposits also increased since last year resulting in less reliance on short term borrowed funds.  Effective management of our funding costs along with the downward repricing of certain interest bearing liabilities tied to market indexes resulted in total interest expense decreasing nicely between years.  This decrease to total interest expense more than offset the decrease in total interest income resulting in the increase to net interest income for both the third quarter and first nine months of 2020.

Total loans continued to reach a new record level and averaged $933 million in the third quarter of 2020 which is $52.8 million, or 6.0%, higher than the $880 million average for the third quarter of 2019, while total average loans for the first nine months of 2020 were $33.0 million, or 3.8%, higher than the 2019 nine-month average.  The growth in total average loans was due primarily to the Company’s participation in the PPP program.  As of September 30, 2020, the Company processed 474 PPP loans totaling approximately $68 million to assist small businesses and our community in this difficult economy.  Also, the Company recorded a total of $1.4 million of processing fee income and interest income from PPP lending activity.  Note that PPP processing fee income decreased significantly by approximately $700,000 between the second and third quarters of 2020 as most of the allowable up-front fees from the PPP loans were already recognized as income in the second quarter.  The remaining portion of PPP processing fees totals approximately $1.1 million and are being amortized into income over the time period that the loans remain on our balance sheet or until the PPP loan is forgiven at which time the remaining fee will be recognized immediately as income.  Normal commercial lending activity has been slow because of the economic uncertainty but did improve as the third quarter progressed.  Commercial loan pipelines are currently at levels that are similar to where they were prior to the pandemic.  Overall on an end of period basis, excluding total PPP loans, the total loan portfolio grew by approximately $20 million since June 30, 2020.  Residential mortgage loan activity continued to be exceptionally strong given the lower interest rate environment.  Through the first nine months of 2020, residential mortgage loan production is 65.0% higher than the production level achieved for the full year of 2019.  Even though total average loans increased compared to the same time periods last year and loan interest income was enhanced by the PPP revenue, loan interest and fee income decreased by $1.0 million, or 9.4%, for the quarter and also declined by $1.6 million, or 5.1%, for the nine months.  The lower loan interest income reflects the challenges that this record low interest rate environment has created.  New loans are being originated at lower yields and certain loans tied to LIBOR or the prime rate reprice downward as both of these indices have moved down with the Federal Reserve’s decision to decrease the target federal funds interest rate by a total of 225 basis points since June of 2019.  Finally, the Company is working prudently with our borrowers that have been negatively impacted from the effects of this difficult economy by granting them loan payment modifications.  Requested modifications primarily consist of the deferral of principal and/or interest payments for a period of three to six months and maturity date extensions.  Initially, the balance of loan modifications related to COVID-19 that were granted to our customers totaled $200 million.  At September 30, 2020, total loan modifications demonstrated an improving trend, decreasing by $55.6 million, or 27.8%, and totaled $144 million, or 15.2% of total loans.  Management is carefully monitoring asset quality with a particular focus on customers that have requested these payment deferrals and does expect a significant number of the remaining loans with payment modifications to return to normal payment status during the fourth quarter of 2020.  As we reach the end of the deferral time periods, deferral extension requests will be considered based upon the customer’s needs and their impacted industry, borrower and guarantor capacity to service debt and current as well as any additional regulatory guidance.

Total investment securities averaged $187 million in the first nine months of 2020 which is $9.9 million, or 5.0%, lower than the $197 million average for the first nine months of 2019.  The Company continues to be selective this year when purchasing the more typical types of securities that have been purchased historically as the market is less favorable given the differences in the position and shape of the U.S. Treasury yield curve from the prior year.  The Company has been active since March purchasing corporate securities, particularly subordinated debt issued by other financial institutions.  Subordinated debt offers higher yields than the typical types of securities in which we invest and is particularly attractive given the current low interest rate environment and flat shape of the yield curve.  Management believes it to be acceptable to increase our investments in bank subordinated debt in a gradual and diversified manner, given the heavily regulated nature of the industry combined with our intensive due diligence process.

Our liquidity position continues to be exceptionally strong due to the significant influx of deposits that resulted from the government stimulus programs and as customers continue to be cautious and are demonstrating reduced spending activity due to the economic uncertainty.  As a result, average short-term investments increased by $28.7 million in the third quarter of 2020 and by $23.3 million for the first nine months when compared to 2019.  The challenge of profitably deploying this excess liquidity resulted in management investing in high quality commercial paper given their short maturities and higher rates of return.  However, as the third quarter progressed, the yields on commercial paper demonstrated a steady decline, making it even more challenging to find a suitable return for our excess liquidity.  Overall, interest income on total investments decreased between the first nine months of 2020 and first nine months of 2019 by $475,000, or 9.1%.  Overall, through nine months in 2020, total interest income decreased by $2.1 million, or 5.7%, between years.

Total interest expense for the first nine months of 2020 decreased by $2.7 million, or 24.4%, when compared to 2019, due to lower levels of both deposit and borrowing interest expense.  Through nine months, deposit interest expense in 2020 is lower by $2.4 million, or 28.7%.  Total deposits grew significantly during the second quarter of 2020 because of the government stimulus programs and consumers being more cautious with their spending.  The higher level of total deposits remained on the Company’s balance sheet throughout the third quarter.  Similar to total loans, total average deposits, again, reached a record level, averaging $1.054 billion for the quarter, which is $69.1 million, or 7.0%, higher than the 2019 third quarter average.  In addition, the Company’s loyal core deposit base continues to be a source of strength for the Company during periods of market volatility.  Management continued to effectively execute several deposit product pricing decreases given the low interest rate environment and the downward pressure that the low interest rates are having on the net interest margin.  As a result, the Company experienced deposit cost relief.  Specifically, the Company’s average cost of interest bearing deposits declined by 59 basis points since the third quarter of 2019 and averaged 0.79% in the third quarter of 2020.  Also offsetting a portion of the net interest margin pressure from the lower national interest rates is a significant portion of the deposit growth occurring in non-interest bearing demand deposits.  Overall, total deposit cost, including demand deposits, averaged 0.65% in the third quarter of 2020 compared to 1.17% in the third quarter of 2019.  The Company's loan to deposit ratio averaged 88.6% in the third quarter of 2020 which we believe indicates that the Company has ample capacity to grow its loan portfolio and is well positioned to continue assisting our customers and the community given the impact that the COVID-19 pandemic is having on the economy.

The Company experienced a $215,000, or 9.0%, decrease in the interest cost of borrowings in the first nine months of 2020 when compared to the first nine months of 2019.  The decline is a result of the Federal Reserve’s actions to decrease interest rates and the impact that these rate decreases have on the cost of overnight borrowed funds and the replacement of matured FHLB term advances.  The total 2020 third quarter average term advance borrowings balance increased by approximately $18.1 million, or 32.4%, when compared to the third quarter of 2019 as the Company took advantage of the lower yield curve to prudently extend borrowings.  The rate on certain FHLB term advances is lower than the rate on overnight borrowings.  As a result, the combined growth of average FHLB term advances and total average deposits resulted in less reliance on overnight borrowed funds, which decreased between years by $4.6 million, or 76.4%, for the quarter.  Overall, the 2020 third quarter average of total short-term and FHLB borrowed funds was $75.3 million, which represents an increase of $13.5 million, or 21.8%, from the 2019 third quarter.

The Company recorded a $675,000 provision expense for loan losses in the third quarter of 2020 as compared to a $225,000 provision expense recorded in the third quarter of 2019.  For the first nine months of 2020, the Company recorded a $1.3 million provision expense for loan losses compared to a $175,000 provision recovery recorded in the first nine months of 2019, which represents a net unfavorable shift of $1,475,000.  The Company continues to build the allowance for loan losses given the overall economic climate and the uncertainty that exists because of the COVID-19 pandemic.  The 2020 provision reflects management strengthening certain qualitative factors within the allowance for loan losses calculation as well as the third quarter rating downgrade of several loans totaling approximately $29 million from the hotel industry.  The hotel industry has been especially negatively impacted from the pandemic and is demonstrating a slow pace of recovery from the economic lockdown.  While we anticipate that our hotel borrowers will need additional time to recover, we remain encouraged by their signs of increasing occupancy rates.  Additionally, during the third quarter, two substantial commercial loans previously classified as substandard were upgraded, while another troubled commercial loan paid off.  The rating improvements on these loans helped limit the increase in the loan loss provision during the third quarter of 2020.  The Company experienced low net loan charge-offs of $296,000, or 0.04% of total loans, in the first nine months of 2020 compared to net loan charge-offs of $152,000, or 0.02% of total loans, for the same time period of 2019.  Non-performing assets totaled $2.6 million, or 0.27% of total loans, at September 30, 2020 and are below industry levels.  As mentioned previously, management is carefully monitoring asset quality with a particular focus on customers that have requested payment deferrals during this difficult economic time.  The Asset Quality Task Force is meeting monthly to review these particular relationships, receiving input from the business lenders regarding their ongoing discussions with the borrowers.  In summary, the allowance for loan losses provided 395% coverage of non-performing assets, and 1.08% of total loans, at September 30, 2020, compared to 397% coverage of non-performing assets, and 1.05% of total loans, at December 31, 2019.  Note that the reserve coverage of total loans, excluding PPP loans, is 1.17%(1) at September 30, 2020.  The Small Business Administration guarantees 100% of the PPP loans made to eligible borrowers which minimizes the level of credit risk associated with these loans.

Total non-interest income in the third quarter of 2020 increased by $209,000, or 5.1%, from the prior year's third quarter, and increased by $546,000, or 4.8%, in the first nine months of 2020 when compared to the first nine months of 2019.  Income from residential mortgage loan sales into the secondary market increased by $102,000, or 25.2%, for the quarter and increased by $505,000, or 88.0%, for the first nine months due to the strong level of residential mortgage loan production.  The higher level of residential mortgage loan production also resulted in mortgage related fees increasing by $64,000, or 66.0%, for the quarter and by $214,000, or 98.2%, for the nine months.  Wealth management fees increased by $173,000, or 7.1%, in the third quarter of 2020 and by $383,000, or 5.3%, for the nine months of 2020 compared to the same time periods in 2019.  In addition to an improved level of fee income from the Financial Services business unit, the entire Wealth Management Division has been resilient and performed well in spite of the volatility of the markets and a major market value decline that occurred in late March has been fully recovered by the end of the third quarter of 2020.  Other income compares favorably for the quarter by $43,000, or 6.9%, while other income compares unfavorably for the nine-month time period by 208,000, or 11.2%, after the Company recognized a gain in 2019 on the sale of equity shares from a previous acquisition.  Slightly offsetting these favorable items was service charges on deposit accounts decreasing by $115,000, or 35.8%, for the quarter and by $280,000, or, 29.5%, for the first nine months.  Consumer spending activity based fees such as deposit service charges, which include overdraft fees, decreased significantly with the shutdown of the economy and has been slow to improve given the pace of the economic recovery.  Finally, the Company has not recognized a gain or loss on security sales this year.  In 2019, an $88,000 gain was recognized during the third quarter of 2019 which contributed to a $118,000 gain recognized during the first nine months of last year.

The Company's total non-interest expense in the third quarter of 2020 increased by $604,000, or 5.8%, when compared to the third quarter of 2019 and increased in the first nine months of 2020 by $1,494,000, or 4.8%, when compared to 2019.  The increase in both time periods was due to higher salaries & benefits expense of $514,000, or 8.1%, for the quarter and $1,188,000, or 6.3%, for the nine months of 2020.  Within salaries & benefits, pension expense increased by $71,000, or 15.5%, for the quarter between years and increased by $447,000, or 37.8%, for the nine months.  This significant increase results from the unfavorable impact that the lower interest rate environment has on the discount rates that are used to revalue the defined benefit pension obligation each year.  In addition, the higher salaries & benefits expense for both time periods is also due to increased health care costs ($90,000, or 11.9%, for the quarter and $330,000, or 14.5%, for the nine months) and greater incentive compensation ($160,000, or 52.5%, for the quarter and $327,000, or 39.0%, for the nine months) primarily due to commissions earned as a result of increased residential mortgage loan production. Total salaries are higher by $92,000, or 2.1%, for the third quarter and by $285,000, or 2.2%, for the nine months.  Total professional fees increased by $97,000, or 7.6%, in the third quarter of 2020 and by $213,000, or 5.8%, for the first nine months of the year.  The increase results from higher appraisal fees due to the significantly higher level of residential mortgage loan production, higher legal fees related to PPP loan processing and a higher level of outside professional services related costs.  FDIC deposit insurance expense is $140,000 higher for the quarter and $136,000, or 85.0% higher for the nine months as this line returned to a more normal level after the benefit from the application of the Small Bank Assessment Credit regulation expired earlier this year.  Finally, and slightly offsetting these higher expenses was other expense comparing favorably to last year’s third quarter by $197,000, or 10.0%, and by $126,000, or 2.3% for the nine months.  The favorable comparison for both time periods between years is due to a lower level of meals & travel related costs that is related to travel restrictions from the pandemic as well as reduced outside processing fees and telephone costs.  The nine-month favorable comparison for other expense also resulted from a credit recognized earlier in the year for the unfunded commitment reserve.

The Company recorded an income tax expense of $235,000, or an effective tax rate of 17.9%, in the third quarter of 2020.  This compares to an income tax expense of $442,000, or an effective tax rate of 20.7%, for the third quarter of 2019.  The lower effective tax rate and income tax expense in the third quarter of 2020 reflected a modest income tax credit recognized to correct an over accrual of income tax expense that occurred earlier this year.  Similarly, for the first nine months of 2020, the Company recorded income tax expense of $966,000, or an effective tax rate of 19.8%, compared to income tax expense of $1,403,000 in 2019, or an effective tax rate of 20.7%.

The Company had total assets of $1.26 billion, shareholders' equity of $103.4 million, a book value of $6.06 per common share and a tangible book value(1) of $5.36 per common share at September 30, 2020.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

QUARTERLY COMMON STOCK CASH DIVIDEND

The Company’s Board of Directors declared a $0.025 per share quarterly common stock cash dividend.  The cash dividend is payable November 16, 2020 to shareholders of record on November 2, 2020.  This cash dividend represents a 3.3% annualized yield using the October 16, 2020 closing stock price of $3.02.  For the first nine months of 2020, the Company’s dividend payout ratio amounted to 32.6%.

Forward-Looking Statements

This press release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology, market conditions, dividend program and future payment obligations. These statements may be identified by such forward-looking terminology as "continuing," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy," or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; unanticipated effects of our banking platform; risks and uncertainties relating to the duration of the COVID-19 pandemic, and actions that may be taken by governmental authorities to contain the pandemic or to treat its impact; and the inability to successfully implement or expand new lines of business or new products and services.  These forward-looking statements involve risks and uncertainties that could cause AmeriServ's results to differ materially from management's current expectations. Such risks and uncertainties are detailed in AmeriServ's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2019. Forward-looking statements are based on the beliefs and assumptions of AmeriServ's management and on currently available information. The statements in this press release are made as of the date of this press release, even if subsequently made available by AmeriServ on its website or otherwise. AmeriServ undertakes no responsibility to publicly update or revise any forward-looking statement.

(1)

Non-GAAP Financial Information.  See “Reconciliation of Non-GAAP Financial Measures” at end of release.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

September 30, 2020

(Dollars in thousands, except per share and ratio data)

(Unaudited)

2020

	1QTR	2QTR	3QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,409	$1,419	$1,078	$3,906

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.48%	0.46%	0.34%	0.43%
Return on average equity	5.69	5.63	4.17	5.15
Return on average tangible common equity (B)	6.46	6.38	4.72	5.84
Net interest margin	3.21	3.30	2.97	3.16
Net charge-offs (recoveries) as a percentage of average loans	0.06	0.04	0.04	0.04
Loan loss provision (credit) as a percentage of average loans	0.08	0.20	0.29	0.19
Efficiency ratio	84.46	83.09	84.79	84.10

EARNINGS PER COMMON SHARE:
Basic	$0.08	$0.08	$0.06	$0.23
Average number of common shares outstanding	17,043	17,052	17,059	17,051
Diluted	0.08	0.08	0.06	0.23
Average number of common shares outstanding	17,099	17,056	17,062	17,063
Cash dividends paid per share	$0.025	$0.025	$0.025	$0.075

2019

	1QTR	2QTR	3QTR	YEAR TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,878	$1,792	$1,689	$5,359

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.66%	0.61%	0.57%	0.61%
Return on average equity	7.84	7.24	6.60	7.21
Return on average tangible common equity (B)	8.94	8.22	7.48	8.20
Net interest margin	3.24	3.30	3.18	3.24
Net charge-offs (recoveries) as a percentage of average loans	0.08	0.00	(0.01)	0.02
Loan loss provision (credit) as a percentage of average loans	(0.19)	0.00	0.10	(0.03)
Efficiency ratio	83.90	82.18	81.65	82.55

EARNINGS PER COMMON SHARE:
Basic	$0.11	$0.10	$0.10	$0.31
Average number of common shares outstanding	17,578	17,476	17,278	17,443
Diluted	0.11	0.10	0.10	0.31
Average number of common shares outstanding	17,664	17,560	17,360	17,524
Cash dividends paid per share	$0.020	$0.025	$0.025	$0.070

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

--CONTINUED--

(Dollars in thousands, except per share, statistical, and ratio data)

(Unaudited)

2020

	1QTR	2QTR	3QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,168,355	$1,242,074	$1,258,131
Short-term investments/overnight funds	6,431	30,219	23,222
Investment securities	184,784	184,908	184,352
Total loans and loans held for sale	877,399	928,350	949,367
Paycheck Protection Program (PPP) loans	0	66,956	68,460
Allowance for loan losses	9,334	9,699	10,284
Goodwill	11,944	11,944	11,944
Deposits	957,593	1,033,033	1,042,235
Short-term and FHLB borrowings	74,572	69,894	80,230
Subordinated debt, net	7,517	7,522	7,528
Shareholders’ equity	100,840	102,604	103,369
Non-performing assets	2,244	3,122	2,603
Tangible common equity ratio (B)	7.69%	7.37%	7.34%
Total capital (to risk weighted assets) ratio	13.41	13.18	13.02
PER COMMON SHARE:
Book value	$5.92	$6.01	$6.06
Tangible book value (B)	5.22	5.31	5.36
Market value (C)	2.62	3.08	2.81
Wealth management assets – fair market value (A)	$1,983,952	$2,193,504	$2,289,948

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	306	305	306
Branch locations	16	16	16
Common shares outstanding	17,043,644	17,058,644	17,058,644

2019

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END:
Assets	$1,167,682	$1,190,583	$1,171,426	$1,171,184
Short-term investments/overnight funds	7,996	6,532	6,039	6,526
Investment securities	194,553	191,168	182,699	181,685
Total loans and loans held for sale	863,134	890,081	875,082	887,574
Paycheck Protection Program (PPP) loans	0	0	0	0
Allowance for loan losses	8,107	8,102	8,345	9,279
Goodwill	11,944	11,944	11,944	11,944
Deposits	957,779	968,480	969,989	960,513
Short-term and FHLB borrowings	79,483	88,314	66,905	76,080
Subordinated debt, net	7,493	7,499	7,505	7,511
Shareholders’ equity	99,061	101,476	102,460	98,614
Non-performing assets	1,168	1,681	1,957	2,339
Tangible common equity ratio (B)	7.54%	7.60%	7.81%	7.48%
Total capital (to risk weighted assets) ratio	13.37	13.14	13.33	13.49
PER COMMON SHARE:
Book value	$5.65	$5.84	$5.98	$5.78
Tangible book value (B)	4.97	5.15	5.28	5.08
Market value (C)	4.02	4.15	4.14	4.20
Wealth management assets – fair market value (A)	$2,229,860	$2,288,576	$2,142,513	$2,237,898

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	309	309	308	309
Branch locations	16	16	16	16
Common shares outstanding	17,540,676	17,384,355	17,146,714	17,057,871

NOTES:

(A)

Not recognized on the consolidated balance sheets.

(B)

Non-GAAP Financial Information.  See “Reconciliation of Non-GAAP Financial Measures” at end of release.

(C)

Based on closing price reported by the principal market on which the security is traded last business day of the corresponding reporting period.

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

CONSOLIDATED STATEMENT OF INCOME

(Dollars in thousands)

(Unaudited)

2020

	1QTR	2QTR	3QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$10,332	$10,448	$9,724	$30,504
Interest on investments	1,612	1,613	1,513	4,738
Total Interest Income	11,944	12,061	11,237	35,242

INTEREST EXPENSE
Deposits	2,458	1,869	1,727	6,054
All borrowings	735	719	719	2,173
Total Interest Expense	3,193	2,588	2,446	8,227

NET INTEREST INCOME	8,751	9,473	8,791	27,015
Provision (credit) for loan losses	175	450	675	1,300
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	8,576	9,023	8,116	25,715

NON-INTEREST INCOME
Wealth management fees	2,554	2,471	2,604	7,629
Service charges on deposit accounts	286	176	206	668
Net realized gains on loans held for sale	237	335	507	1,079
Mortgage related fees	126	145	161	432
Net realized gains on investment securities	0	0	0	0
Bank owned life insurance	125	152	161	438
Other income	504	488	665	1,657
Total Non-Interest Income	3,832	3,767	4,304	11,903

NON-INTEREST EXPENSE
Salaries and employee benefits	6,704	6,619	6,838	20,161
Net occupancy expense	671	606	608	1,885
Equipment expense	395	389	374	1,158
Professional fees	1,154	1,331	1,373	3,858
FDIC deposit insurance expense	26	130	140	296
Other expenses	1,683	1,931	1,774	5,388
Total Non-Interest Expense	10,633	11,006	11,107	32,746

PRETAX INCOME	1,775	1,784	1,313	4,872
Income tax expense	366	365	235	966
NET INCOME	$1,409	$1,419	$1,078	$3,906

2019

	1QTR	2QTR	3QTR	YEAR TO DATE
INTEREST INCOME
Interest and fees on loans	$10,418	$10,994	$10,737	$32,149
Interest on investments	1,746	1,771	1,696	5,213
Total Interest Income	12,164	12,765	12,433	37,362

INTEREST EXPENSE
Deposits	2,730	2,867	2,895	8,492
All borrowings	777	837	774	2,388
Total Interest Expense	3,507	3,704	3,669	10,880

NET INTEREST INCOME	8,657	9,061	8,764	26,482
Provision (credit) for loan losses	(400)	0	225	(175)
NET INTEREST INCOME AFTER PROVISION (CREDIT) FOR LOAN LOSSES	9,057	9,061	8,539	26,657

NON-INTEREST INCOME
Wealth management fees	2,396	2,419	2,431	7,246
Service charges on deposit accounts	310	317	321	948
Net realized gains on loans held for sale	62	107	405	574
Mortgage related fees	44	77	97	218
Net realized gains on investment securities	0	30	88	118
Bank owned life insurance	128	129	131	388
Other income	665	578	622	1,865
Total Non-Interest Income	3,605	3,657	4,095	11,357

NON-INTEREST EXPENSE
Salaries and employee benefits	6,301	6,348	6,324	18,973
Net occupancy expense	658	622	599	1,879
Equipment expense	361	387	333	1,081
Professional fees	1,120	1,249	1,276	3,645
FDIC deposit insurance expense	80	80	0	160
Other expenses	1,773	1,770	1,971	5,514
Total Non-Interest Expense	10,293	10,456	10,503	31,252

PRETAX INCOME	2,369	2,262	2,131	6,762
Income tax expense	491	470	442	1,403
NET INCOME	$1,878	$1,792	$1,689	$5,359

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

AVERAGE BALANCE SHEET DATA

(Dollars in thousands)

(Unaudited)

2020

2019

		NINE		NINE
	3QTR	MONTHS	3QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$933,139	$907,593	$880,320	$874,601
Short-term investments	39,848	31,513	11,150	8,245
Deposits with banks	5,705	3,329	1,018	1,019
Total investment securities	187,759	186,945	192,467	196,797
Total interest earning assets	1,166,451	1,129,380	1,084,955	1,080,662

Non-interest earning assets:
Cash and due from banks	18,512	18,395	19,803	20,356
Premises and equipment	18,352	18,497	18,881	17,663
Other assets	72,247	70,380	65,545	63,628
Allowance for loan losses	(9,792)	(9,494)	(8,247)	(8,366)

Total assets	$1,265,770	$1,227,158	$1,180,937	$1,173,943

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$177,242	$172,365	$174,452	$169,125
Savings	107,824	102,498	97,281	97,672
Money market	237,758	232,819	231,024	235,936
Other time	345,923	344,729	330,878	323,116
Total interest bearing deposits	868,747	852,411	833,635	825,849
Borrowings:
Federal funds purchased and other short-term borrowings	1,429	2,860	6,053	13,944
Advances from Federal Home Loan Bank	73,857	62,979	55,781	51,112
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Subordinated debt	7,650	7,650	7,650	7,650
Lease liabilities	3,911	3,960	4,122	3,238
Total interest bearing liabilities	968,679	942,945	920,326	914,878

Non-interest bearing liabilities:
Demand deposits	185,108	171,767	151,096	152,197
Other liabilities	9,170	11,192	7,949	7,501
Shareholders’ equity	102,813	101,254	101,566	99,367
Total liabilities and shareholders’ equity	$1,265,770	$1,227,158	$1,180,937	$1,173,943

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, TANGIBLE BOOK VALUE PER SHARE, NET INTEREST MARGIN EXCLUDING PPP LOANS, AND LOAN LOSS RESERVE COVERAGE TO TOTAL LOANS EXCLUDING PPP LOANS

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP).  These non-GAAP financial measures are “return on average tangible common equity”, “tangible common equity ratio”, “tangible book value per share”, “net interest margin excluding PPP loans”, and “loan loss reserve coverage to total loans excluding PPP loans.”  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

2020

	1QTR	2QTR	3QTR	YEAR TO DATE

Net income	$1,409	$1,419	$1,078	$3,906

Average shareholders’ equity	99,612	101,336	102,813	101,254
Less: Goodwill	11,944	11,944	11,944	11,944
Average tangible common equity	87,668	89,392	90,869	89,310

Return on average tangible common equity (annualized)	6.46%	6.38%	4.72%	5.84%

	1QTR	2QTR	3QTR
TANGIBLE COMMON EQUITY
Total shareholders’ equity	$100,840	$102,604	$103,369
Less: Goodwill	11,944	11,944	11,944
Tangible common equity	88,896	90,660	91,425

TANGIBLE ASSETS
Total assets	1,168,355	1,242,074	1,258,131
Less: Goodwill	11,944	11,944	11,944
Tangible assets	1,156,411	1,230,130	1,246,187

Tangible common equity ratio	7.69%	7.37%	7.34%

Total shares outstanding	17,043,644	17,058,644	17,058,644

Tangible book value per share	$5.22	$5.31	$5.36

2019

	1QTR	2QTR	3QTR	YEAR TO DATE

Net income	$1,878	$1,792	$1,689	$5,359

Average shareholders’ equity	97,166	99,371	101,566	99,367
Less: Goodwill	11,944	11,944	11,944	11,944
Average tangible common equity	85,222	87,427	89,622	87,423

Return on average tangible common equity (annualized)	8.94%	8.22%	7.48%	8.20%

	1QTR	2QTR	3QTR	4QTR
TANGIBLE COMMON EQUITY
Total shareholders’ equity	$99,061	$101,476	$102,460	$98,614
Less: Goodwill	11,944	11,944	11,944	11,944
Tangible common equity	87,117	89,532	90,516	86,670

TANGIBLE ASSETS
Total assets	1,167,682	1,190,583	1,171,426	1,171,184
Less: Goodwill	11,944	11,944	11,944	11,944
Tangible assets	1,155,738	1,178,639	1,159,482	1,159,240

Tangible common equity ratio	7.54%	7.60%	7.81%	7.48%

Total shares outstanding	17,540,676	17,384,355	17,146,714	17,057,871

Tangible book value per share	$4.97	$5.15	$5.28	$5.08

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

RETURN ON AVERAGE TANGIBLE COMMON EQUITY, TANGIBLE COMMON EQUITY RATIO, TANGIBLE BOOK VALUE PER SHARE, NET INTEREST MARGIN EXCLUDING PPP LOANS, AND LOAN LOSS RESERVE COVERAGE TO TOTAL LOANS EXCLUDING PPP LOANS

--CONTINUED--

(Dollars in thousands, except per share and ratio data)

(Unaudited)

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP).  These non-GAAP financial measures are “return on average tangible common equity”, “tangible common equity ratio”, “tangible book value per share”, “net interest margin excluding PPP loans”, and “loan loss reserve coverage to total loans excluding PPP loans.”  This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

September 30, 2020

Tax-equivalent net interest income (annualized)	$34,599

Average earning assets	1,166,451

Net interest margin	2.97%

Net interest margin, excluding PPP lending activity and corresponding increase in total deposits from government related assistance programs:
Tax-equivalent net interest income (annualized)	$34,599
PPP loan income (annualized)	(1,515)
Borrowings expense to fund PPP loans (annualized)	564
Non-GAAP tax-equivalent net interest income	33,648

Average earning assets	1,166,451
Average PPP loans	(67,970)
Non-GAAP average earning assets	1,098,481

Non-GAAP net interest margin	3.06%

September 30, 2020

Allowance for loan losses	$10,284

Total loans and loans held for sale, net of unearned income	949,367

Reserve coverage	1.08%

Reserve coverage to total loans, excluding PPP loans:
Allowance for loan losses	$10,284

Total loans and loans held for sale, net of unearned income	949,367
PPP loans	(68,460)
880,907

Non-GAAP reserve coverage	1.17%